UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                  F O R M 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                January 28, 1999



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                                74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On January 13, 1999, Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), through its wholly owned subsidiary, Canadian Abraxas petroleum Limited, (Canaxas) acquired approximately 14,026,467 common shares and associated rights, being approximately
         98.8  percent  of New  Cache  Petroleum's,  Ltd.  (Toronto:  NWA  ("New
         Cache"), on a fully diluted basis. The transaction calls for approximately $60MM in cash or $6.50 per share and the assumption of approximately $24MM of debt. The Company intends to integrate the New Cache operations into the existing operations of Canaxas and Grey Wolf Exploration, Inc. (Toronto, Alberta: GWX approximately 48% owned by the Company) with Grey Wolf eventually acquiring as much as 50% of the New Cache assets.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (B)      Pro Forma Financial Statements

                  It is impracticable to provide the required pro forma financial statements for the acquisition described above at the time this report is filed. The pro forma financial statements will be filed as soon as practicable, but no later than 60 days after this report must be filed.

         (C) The following exhibits are filed as part of this report:

NUMBER                                        DOCUMENT
10.1 Pre-Acquisition Agreement between Canadian Abraxas Petroleum Limited and New Cache Petroleums LTD.

99.1                        Press release dated January 6, 1999.

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ABRAXAS PETROLEUM CORPORATION


                               By:_________________________________
                                  Chris Williford
                                  Executive Vice President, Chief Financial
                                  Officer and Treasurer


Dated:   January 28, 1999

                                                               EXHIBIT 10.1






                                  CONFIDENTIAL









                            PRE-ACQUISITION AGREEMENT

                                     Between

                       CANADIAN ABRAXAS PETROLEUM LIMITED

                                       and

                            NEW CACHE PETROLEUMS LTD.













                             Dated November 14, 1998

                                TABLE OF CONTENTS
                                    ARTICLE 1
                                 INTERPRETATION

         1.1      Definitions..........................................2
         1.2      Singular, Plural, etc................................4
         1.3      Deemed Currency......................................4
         1.4      Headings, etc........................................4
         1.5      Date for any Action..................................5
         1.6      Governing Law........................................5
         1.7      Attornment...........................................5
         1.8      Incorporation of Schedules...........................5

                                    ARTICLE 2
                                    THE OFFER

         2.1      The Offer............................................6
         2.2      New Cache Directors' Circular........................7
         2.3      Offer Documents......................................8
         2.4      Outstanding Stock Options............................9


                                    ARTICLE 3
                           PUBLICITY AND SOLICITATION

         3.1      Publicity............................................9
         3.2      Solicitation of Acceptances of Offer.................9


                                    ARTICLE 4
                 TRANSACTIONS FOLLOWING COMPLETION OF THE OFFER

         4.1      Second Stage Transaction.............................9
         4.2      Information Circular, Etc...........................10


                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF CANAXAS

         5.1      Organization and Qualification......................10
         5.2      Authority Relative to this Agreement................11
         5.3      No Violations.......................................11
         5.4      Funds Available.....................................12
         5.5      Knowledge...........................................12


                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF NEW CACHE

         6.1      Organization and Qualification......................12
         6.2      Authority Relative to this Agreement................12
         6.3      No Violations.......................................13
         6.4      Capitalization......................................14
         6.5      No Material Adverse Change..........................14
         6.6      No Undisclosed Material Liabilities.................14
         6.7      Impairment..........................................14
         6.8      Officer Obligations.................................14
         6.9      Brokerage Fees......................................15
         6.10     Conduct of Business.................................15
         6.11     Reports.............................................15
         6.12     Subsidiaries........................................16
         6.13     United States Relationship..........................16

         6.14     Rights Plan.........................................17


                                    ARTICLE 7
                               CONDUCT OF BUSINESS

         7.1      Conduct of Business by New Cache....................17

                                    ARTICLE 8
                             COVENANTS OF NEW CACHE

         8.1      Notice of Material Change...........................19
         8.2      Non-Completion Fee..................................19
         8.3      No Solicitation.....................................20
         8.4      New Cache Board of Directors........................21


                                    ARTICLE 9
                              COVENANTS OF CANAXAS

         9.1      Availability of Funds...............................21
         9.2      Employment Agreements...............................22


                                   ARTICLE 10
                                MUTUAL COVENANTS

         10.1     Other Filings.......................................22
         10.2     Additional Agreements...............................22
         10.3     Access to Information...............................23


                                   ARTICLE 11
                        TERMINATION, AMENDMENT AND WAIVER

         11.1     Termination.........................................23
         11.2     Effect of Termination...............................24
         11.3     Amendment...........................................24
         11.4     Waiver..............................................24


                                   ARTICLE 12
                               GENERAL PROVISIONS

         12.1     Notices.............................................25
         12.2     Miscellaneous.......................................26
         12.3     Assignment..........................................26
         12.4     Expenses............................................26
         12.5     Severability........................................27
         12.6     Counterpart Execution...............................27

         Schedule A  Conditions to the Offer
         Schedule B Form of Offer to Purchase and Take-over Circular Schedule C Form of Pre-tender Agreement
         Schedule D Form of New Cache Letter to Data Room Participants Schedule E Conditions in Favour of New Cache

                            PRE-ACQUISITION AGREEMENT


         THIS AGREEMENT made as of the 14th day of November, 1998,

BETWEEN:

                  CANADIAN ABRAXAS PETROLEUM LIMITED, a corporation duly incorporated under and governed by the laws of the Province of Alberta and having its head and principal office in the City of Calgary, in the Province of Alberta (hereafter referred to as "Canaxas")

                                                              OF THE FIRST PART,

                                     - and -

                  NEW CACHE PETROLEUMS LTD., a corporation duly incorporated under and governed by the laws of the Province of Alberta and having its head and principal office in the City of Calgary, in the Province of Alberta (hereafter referred to as "New Cache")

                                                             OF THE SECOND PART.


         WHEREAS the Board of Directors of each of Canaxas and New Cache has determined that it is in the best interests of their respective corporations and shareholders that Canaxas and New Cache combine their business interests with the result that there shall be one economic enterprise and that such combination be effected through an offer by Canaxas to purchase all of the outstanding shares of New Cache;

         AND WHEREAS the Board of Directors of New Cache has determined to unanimously recommend acceptance of the Canaxas offer to the shareholders of New Cache;

         AND WHEREAS the Board of Directors of New Cache has determined that it would be in the best interests of New Cache and its shareholders to enter into this Agreement;

         AND WHEREAS Canaxas is willing to make an offer to purchase all of the outstanding shares of New Cache subject to the terms and conditions of this Agreement.

         NOW THEREFORE IN CONSIDERATION OF the mutual covenants hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged), the parties hereto agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      Definitions

         In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

"Act" means the Business Corporations Act (Alberta) as the same has been and may hereafter from time to time be amended;

"Agreement", "this Agreement", "herein", "hereto", and "hereof" and similar expressions refer to this Agreement, as the same may be amended or supplemented from time to time and, where applicable, to the appropriate Schedules hereto;

"Business Day" means any day excepting a Saturday, Sunday or statutory holiday in Calgary, Alberta;

"Canaxas" means Canadian Abraxas Petroleum Limited;

"diluted basis" means, with respect to the number of outstanding New Cache Shares at any time, such number of outstanding New Cache Shares calculated assuming that all outstanding New Cache Options and other rights to purchase New Cache Shares (other than the Rights) are exercised;

"Effective Time" means the time that Canaxas shall have acquired ownership of and paid for at least that number of New Cache Securities to satisfy the Minimum Condition pursuant to the terms of the Offer;

"Expiry Time" means the Initial Expiry Time unless the Offer has been extended, in which case it means the expiry time of the Offer as extended from time to time;

"in writing" means written information including documents, files, records, books and other materials made available, delivered or produced to Canaxas by or on behalf of New Cache in the course of conducting its due diligence review in respect of New Cache and its subsidiaries between October 9, 1998, being the date of the Confidentiality Agreement between New Cache and Canaxas, and the date of this Agreement;

"Initial Expiry Time" means 12:00 p.m. (Vancouver time) on the 20th Business Day following the day of the mailing of the Offer Documents to the shareholders of New Cache (where the first day of this period is the day immediately following the day of mailing);

"Material Adverse Change" means any change (or any condition, event or development involving a prospective change) in the business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, concessions, rights, liabilities, prospects or privileges, whether contractual or otherwise, of New Cache or any of its subsidiaries which is materially adverse to the business of New Cache and its subsidiaries considered as a whole other than a change (i) which arises out of a matter that has been publicly disclosed, (ii) resulting from conditions affecting the oil and gas industry as a whole, or (iii) resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere;

"Minimum Condition" means the condition set forth in paragraph(a)of Schedule A;

"New Cache" means New Cache Petroleums Ltd.;

"New  Cache  Governing   Documents"   means  the  Certificate  and  Articles  of
Incorporation and By- laws of New Cache;

"New Cache Options" means the outstanding options to acquire New Cache Shares under New Cache's Stock Option Plan;

"New Cache Securities" means all of the outstanding New Cache Shares and associated Rights;

"New Cache Shares" means the Common Shares in the share capital of New Cache;

"Offer" has the meaning set forth in Section 2.1(a);

"Offer Documents" has the meaning set forth in Section 2.3(a);

"Officer Obligations" means any obligations or liabilities of New Cache or any subsidiary of New Cache to pay any amount to its officers, directors, or employees, other than for salary, bonuses under their existing bonus arrangements and directors' fees in the ordinary course in each case in amounts consistent with historic practices and, without limiting the generality of the foregoing, Officer Obligations shall include the obligations of New Cache or any of its subsidiaries to officers or employees for severance or termination payments on the change of control of New Cache pursuant to any executive involuntary severance and termination agreements;

"Rights" means the rights issued to holders of New Cache Shares pursuant to the Rights Plan;

"Rights Plan" means the Shareholder Rights Plan Agreement dated as of March 25, 1998 between New Cache and Montreal Trust Company of Canada as rights agent;

"Second Stage Transaction" has the meaning set forth in Section 4.1;

"Securities Authorities" means the appropriate securities commissions or similar regulatory authorities in Canada and each of the provinces and territories thereof and in the United States and each of the states thereof;

"Securities Laws" has the meaning set forth in Section 2.3(a);

"Stock Option Plan" means the 1998 Stock Option Plan No.1 of New Cache, the 1997 Stock Option Plan No.1, the 1996 Stock Option Plan No.2, the 1996 Stock Option Plan No.1, the 1995 Stock Option Plan and the 1990 Stock Option Plan;

"subsidiary" has the meaning set forth in the Act;

"Superior Take-over Proposal" means any bona fide written Take-over Proposal which, in the opinion of New Cache's Board of Directors after consultation with its financial advisors, constitutes a commercially feasible transaction for which adequate financial arrangements have been made and which could be carried out within 180 days of the date of announcement of such transaction and, if consummated, would be superior to the Offer from a financial point of view to New Cache and to New Cache's shareholders;

"Take-over Proposal" means, in respect of New Cache or its subsidiaries or their assets, any proposals or offers regarding any take-over bid, merger, consolidation, amalgamation, arrangement, sale of a material amount of assets, sale of treasury shares in connection with a business combination (other than pursuant to options under the Stock Option Plan) or other business combination or similar transaction; and

"Take-up Date" means the date that Canaxas first takes up and acquires New Cache Securities pursuant to the Offer.

1.2      Singular, Plural, etc.

         Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3      Deemed Currency

         In  the  absence  of  a  specific   designation  of  any  currency  any
undescribed dollar amount herein shall be deemed to refer to Canadian dollars.

1.4      Headings, etc.

         The division of this Agreement into Articles and Sections, the provision of a table of contents hereto and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made.

1.5      Date for any Action

         In the event that any date on which any action is required to be taken hereunder by any of the parties hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6      Governing Law

         This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

1.7      Attornment

         The parties hereby irrevocably and unconditionally consent to and submit to the courts of the Province of Alberta for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Alberta and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

1.8      Incorporation of Schedules

         Schedules A to G attached hereto and described below shall, for all purposes hereof, form an integral part of this Agreement.

            Schedule A    Conditions to the Offer
            Schedule B    Form of Offer to Purchase and Take-over Circular
            Schedule C    Form of Pre-tender Agreement
            Schedule D    Form of New Cache Letter to Data Room Participants
            Schedule E    Conditions in Favour of New Cache

                                    ARTICLE 2
                                    THE OFFER

2.1      The Offer

         (a) Canaxas shall mail before 11:59 p.m. (Calgary time) on November 27, 1998 an offer to purchase all of the outstanding New Cache Securities for a price of $6.50 in cash for each New Cache Share and associated Right, which offer shall be made in accordance with Securities Laws and be subject only to the conditions set forth in Schedule A hereto (the "Offer", which term shall include any amendments to, or extensions of, such Offer, including, without limitation, increasing the consideration, removing or waiving any condition or extending the date by which New Cache Securities may be tendered). The Offer shall be prepared in both the English and French language and in accordance with Securities Laws and shall be in the form or substantially the form of the Offer to Purchase and Take-over Circular annexed hereto as Schedule B.

         (b) The Offer shall expire on the Initial Expiry Time, except that the Offer may be extended at the sole discretion of Canaxas if the conditions thereto set forth in Schedule A are not satisfied on the Initial Expiry Time. Subject to the satisfaction or waiver of the conditions set forth in Schedule A hereto, Canaxas shall, within the time periods required by law but subject to the provisions of the Rights Plan, accept for payment and pay for all New Cache Securities validly tendered (and not properly withdrawn) pursuant to the Offer. Canaxas shall use all commercially reasonable efforts to consummate the Offer, subject to the terms and conditions thereof.

         (c)      Canaxas may, in its sole discretion:

                  (i) waive any term or condition of the Offer for its benefit; and

                  (ii) amend any term or condition of the Offer, provided that Canaxas shall not without the consent of New
                           Cache:

                           (A) reduce the Minimum Condition below 50% of the New Cache Securities then outstanding;

                           (B) decrease the cash consideration offered per New Cache Common Share and associated Right below $6.50;

                           (C)      add any other conditions to the Offer; or

                           (D) otherwise amend the Offer in a manner that is, in the opinion of New Cache, acting reasonably, materially adverse to the holders of New Cache Securities.

         (d) Canaxas will instruct the depositary under the Offer to advise New Cache from time to time, not less frequently than every two Business Days until the day immediately prior to the Expiry Time and thereafter on an hourly basis, if requested by New Cache and in such manner as New Cache may reasonably request, as to the number of New Cache Securities that have been tendered (and not withdrawn) under the Offer.

         (e) Canaxas's obligation to make the Offer as set forth in Section 2.1(a) is conditional upon the execution and delivery to Canaxas, concurrently with the execution of this Agreement, of the pre-tender agreements referred to in Section 2.2(b).

2.2      New Cache Directors' Circular

         (a)      New Cache hereby consents to the Offer as set forth in Section
                  2.1 and confirms that the New Cache Board of Directors has unanimously approved the Offer and this Agreement and has resolved to unanimously recommend acceptance of the Offer by the holders of New Cache Securities, subject to Section 2.2(c), provided that the Offer does not differ in any material respect from the Offer as set forth in the draft Offer to Purchase and Take-over Circular annexed hereto as Schedule B. New Cache shall prepare and make available for mailing with the Offer, in both the English and French language, sufficient copies of a directors' circular prepared in accordance with Securities Laws. The directors' circular will set forth (among other things) the recommendation of the Board of Directors of New Cache as described above.

         (b) The Board of Directors of New Cache has been advised that certain shareholders of New Cache, including all of the officers and directors of New Cache, holding at least 19.8% in aggregate of the New Cache Securities, intend to tender their New Cache Securities under the Offer. New Cache hereby delivers concurrently with the execution of this Agreement pre-tender agreements (each in the form or substantially in the form of the agreement attached hereto as Schedule C) signed by such shareholders. The directors' circular referred to in Section 2.2(a) shall reflect the execution and delivery of such pre-tender agreements and the intention of such shareholders, directors and officers to tender their New Cache Securities pursuant to the Offer.

         (c) Notwithstanding Section 2.2(a), in the event that, prior to the expiry of the Offer, a Superior Take-over Proposal is offered or made to the holders of New Cache Securities or New Cache, the Board of Directors of New Cache may withdraw, modify or change any recommendation regarding the Offer if, in the opinion of the Board of Directors acting in good faith after written advice from outside counsel (confirmation of which shall be immediately delivered to Canaxas), the failure to so withdraw, modify or change any recommendation regarding the Offer would be inconsistent with the performance by the directors of New Cache of their fiduciary duties under applicable law. New Cache shall as soon as possible but in any event prior to 10:00 a.m. (Calgary time) on the day following receipt of any Take-over Proposal, advise orally and in writing that a Take-over Proposal has been offered or made to the Board of Directors of New Cache or to New Cache (which notice in writing must identify the party proposing such transaction and the terms and conditions thereof, which must include a copy of the terms and conditions of any written form of Take-over Proposal and which must provide an undertaking to provide to Canaxas any further documents relating to the terms or conditions thereof delivered to the Board of Directors of New Cache or to New Cache by the offeror). If the Board of Directors of New Cache believes that the Take-over Proposal constitutes a Superior Take-over Proposal, New Cache shall give Canaxas at least two Business Days advance notice of any action to be taken by the Board of Directors of New Cache to withdraw, modify or change any recommendation regarding the Offer or to enter into an agreement to implement the Superior Takeover Proposal.

         (d) The Board of Directors of New Cache may withdraw, modify or change any recommendation with respect to the Offer:

                  (i)      as permitted under Section 2.2(c); or

                  (ii) in the event that the conditions set forth in Schedule E hereto are not satisfied or waived at the applicable time by New Cache in its discretion acting reasonably.

2.3      Offer Documents

         (a) Within the time periods required by law, Canaxas shall file or cause to be filed with the appropriate Securities Authorities an Offer to Purchase and Take-over Circular and the related Letter of Transmittal and Notice of Guaranteed Delivery pursuant to which the Offer will be made (collectively, the "Offer Documents"). The Offer Documents, when filed with Securities Authorities and when mailed to holders of New Cache Securities, shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Act and any applicable Canadian provincial securities laws, United States securities laws, the "blue sky" or securities laws of the states of the United States and any other applicable law (collectively, the "Securities Laws").

         (b) New Cache agrees to provide such reasonable assistance as Canaxas or its agents may reasonably request in connection with communicating the Offer and any amendments and supplements thereto to the holders of the New Cache Securities and to such other persons as are entitled to receive the Offer under Securities Laws, including providing lists of the shareholders of New Cache and of the holders of New Cache Options and other securities convertible into or exchangeable for New Cache Shares (to the extent known by New Cache) and mailing labels with respect to all such holders of securities as soon as possible after the date of this Agreement but in any event no later than the close of business in Calgary on November 20, 1998 and updates or supplements thereto from time to time as may be requested by Canaxas.

2.4      Outstanding Stock Options

         New Cache and Canaxas agree that to the extent holders of New Cache Options do not exercise such options and tender the New Cache Shares they receive upon such exercise, New Cache may agree with all remaining holders of New Cache Options that, in lieu of such persons exercising their New Cache Options, New Cache may pay to such persons the difference between the exercise price of their New Cache Options and the purchase price for the New Cache Securities under the Offer immediately after the Expiry Time of the Offer in exchange for the termination of their New Cache Options.


                                    ARTICLE 3
                           PUBLICITY AND SOLICITATION

3.1      Publicity

         Each of Canaxas and New Cache shall advise, consult and cooperate with the other party prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other written statement to the press or any third party with respect to this Agreement or the transactions contemplated hereby. Canaxas and New Cache shall not issue any such press release or make any such public statement prior to such consent, except upon the advice of counsel that such action is required by applicable law or by obligations pursuant to any listing agreement with a stock exchange and only after using its best efforts to consult the other party taking into account the time constraints to which it is subject as a result of such law or obligation.

3.2      Solicitation of Acceptances of Offer

         The financial advisors to Canaxas will act as dealer managers (the "Dealer Managers") in connection with the Offer and solicit acceptances of the Offer. The Dealer Managers will form a soliciting dealer group comprised of members of the Investment Dealers Association of Canada and of the stock exchanges in Canada and their United States broker dealer affiliates to solicit acceptances of the Offer.


                                    ARTICLE 4
                 TRANSACTIONS FOLLOWING COMPLETION OF THE OFFER

4.1      Second Stage Transaction

         If Canaxas takes up and pays for New Cache Securities pursuant to the terms of the Offer with the result that the Minimum Condition is satisfied, Canaxas agrees to use all commercially reasonable efforts to acquire, and New Cache agrees to use all commercially reasonable efforts to assist Canaxas in acquiring, the balance of the New Cache Securities as soon as practicable and in any event within a period of six months following the Take-up Date by way of a statutory arrangement, amalgamation, merger, reorganization, consolidation, recapitalization or other type of acquisition transaction or transactions ("Second Stage Transaction") carried out for a cash consideration per New Cache Share and associated Right not less than the consideration paid pursuant to the Offer. Nothing herein shall be construed to prevent Canaxas from acquiring, directly or indirectly, additional New Cache Securities in the open market or in privately negotiated transactions, in accordance with Securities Laws (including by way of compulsory acquisition) following completion of the Offer.

4.2      Information Circular, Etc.

         Without limiting Section 4.1, New Cache agrees that if Canaxas is required to effect a Second Stage Transaction which requires approval of New Cache's shareholders in a meeting of New Cache's shareholders, New Cache shall take all action necessary in accordance with the Securities Laws, other applicable Canadian laws, the New Cache Governing Documents and the requirements of The Toronto Stock Exchange or any other regulatory authority having jurisdiction to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the action proposed by Canaxas. In the event of such a meeting or meetings, New Cache shall use all commercially reasonable efforts to mail to its shareholders an Information Circular with respect to the meeting of New Cache's shareholders. The term "Information Circular" shall mean such proxy or other required informational statement or circular, as the case may be, and all related materials at the time required to be mailed to New Cache's shareholders and all amendments or supplements thereto, if any. Canaxas and New Cache each shall use all commercially reasonable efforts to obtain and furnish the information required to be included in any Information Circular. The information provided and to be provided by Canaxas and New Cache for use in the Information Circular, on both the date the Information Circular is first mailed to New Cache's shareholders and on the date any such meeting is held, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Canaxas and New Cache each agree to correct promptly any such information provided by it for use in any Information Circular which shall have become false or misleading.


                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF CANAXAS

         As of the date hereof, Canaxas hereby represents and warrants to New Cache as follows and acknowledges that New Cache is relying upon these representations and warranties in connection with the entering into of this
Agreement:

5.1      Organization and Qualification

         Canaxas is a corporation duly incorporated and organized and validly subsisting under the laws of the Province of Alberta and has the requisite corporate power and authority to carry on its business as it is now being conducted.

5.2      Authority Relative to this Agreement

         Canaxas has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by Canaxas of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other corporate proceedings on Canaxas's part is or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Canaxas and constitutes the legal, valid and binding obligation of Canaxas enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

5.3      No Violations

         (a) Neither the execution and delivery of this Agreement by Canaxas, the consummation by it of the transactions contemplated hereby nor compliance by Canaxas with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Canaxas or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the charter or bylaws of Canaxas or (y) any material note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Canaxas or any of its subsidiaries is a party or to which it, or any of its respective properties or assets, may be subject or by which either Canaxas or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 5.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Canaxas or any of its subsidiaries (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any material adverse effect on the business, operations or financial condition of Canaxas and its subsidiaries taken as a whole or on the ability of Canaxas to consummate the transactions contemplated hereby).

         (b) Other than in connection with or in compliance with the provisions of Securities Laws, the Public Utilities Board Act (Alberta), the Gas Utilities Act (Alberta), the requirements of the National Energy Board (Canada), the rules of The Toronto Stock Exchange, the United States Securities Exchange Act of 1934, as amended, state securities or "blue-sky" laws of the states of the United States, as amended, and any other pre-merger notification statutes, (i) there is no legal impediment to Canaxas's consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by Canaxas in connection with the making or the consummation of the Offer, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of Canaxas to consummate the transactions contemplated hereby.

5.4      Funds Available

         The aggregate cash consideration payable pursuant to the Offer is available to Canaxas so that Canaxas is in a position to pay for all New Cache Securities tendered pursuant to the Offer in accordance with the terms of the Offer.

5.5      Knowledge

         As of the date hereof, Canaxas has no actual knowledge of any misrepresentation, breach or non-performance by New Cache of any representation, warranty or covenant contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on Canaxas should the Offer be completed.


                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF NEW CACHE

         As of the date hereof, New Cache hereby represents and warrants to Canaxas as follows and acknowledges that Canaxas is relying upon these representations and warranties in connection with the entering into of this
Agreement:

6.1      Organization and Qualification

         New Cache is a corporation duly incorporated and organized and validly subsisting under the laws of the Province of Alberta and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of New Cache's subsidiaries is a corporation duly incorporated and organized and validly subsisting under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. New Cache and each of its subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a material adverse effect on New Cache and its subsidiaries taken as a whole.

6.2      Authority Relative to this Agreement

         New Cache has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by New Cache's Board of Directors, and no other corporate proceedings on the part of New Cache are necessary to authorize this Agreement (except for obtaining shareholder approval in respect of any Second Stage Transaction) and the transactions contemplated hereby. This Agreement has been duly executed and delivered by New Cache and constitutes the legal, valid and binding obligation of New Cache enforceable against New Cache in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

6.3      No Violations

         (a) Except as previously disclosed in writing to Canaxas, neither the execution and delivery of this Agreement by New Cache, the consummation of the transactions contemplated hereby nor compliance by New Cache with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of New Cache or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the New Cache Governing Documents or (y) any material note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which New Cache or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which New Cache or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in
                  Section 6.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to New Cache or any of its subsidiaries (except, in the case of each of clauses (i) and
                  (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any material adverse effect on the business, operations or financial condition of New Cache and its subsidiaries taken as a whole or on the ability of New Cache to consummate the transactions contemplated hereby).

         (b) Except as previously disclosed in writing to Canaxas, other than in connection with or in compliance with the provisions of Securities Laws, the Public Utilities Board Act (Alberta), the Gas Utilities Act (Alberta), the requirements of the National Energy Board (Canada), the rules of The Toronto Stock Exchange, the United States Securities Exchange Act of 1934, as amended, state securities or "blue-sky" laws of the states of the United States, as amended, and any other pre-merger notification statutes, (i) there is no legal impediment to New Cache's consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by New Cache in connection with the making or the consummation of the Offer, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of New Cache to consummate the transactions contemplated hereby.

6.4      Capitalization

         As of the date hereof, the authorized share capital of New Cache consists of an unlimited number of Common Shares. As of the date hereof, 14,185,128 New Cache Shares are issued and outstanding. As of the date hereof, 1,222,353 New Cache Shares are issuable pursuant to the exercise of outstanding New Cache Options granted under the Stock Option Plan. Except as set forth above and for the Rights issued pursuant to the Rights Plan, there are no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by New Cache of any shares of New Cache (including the New Cache Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of New Cache (including the New Cache Shares), nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of New Cache. All outstanding New Cache Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and all New Cache Shares issuable upon exercise of outstanding stock options in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights.

6.5      No Material Adverse Change

         Since November 30, 1997, there has not been any Material Adverse Change, except for those matters which have been disclosed in writing to the Offeror prior to the date of this Agreement.

6.6      No Undisclosed Material Liabilities

         Except (a) as disclosed or reflected in the consolidated interim unaudited financial statements of New Cache as at August 31, 1998 prepared by management previously delivered to Canaxas, and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice, (ii) pursuant to the terms of this Agreement, or (iii) as disclosed in writing to Canaxas, neither New Cache nor any of its subsidiaries has incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of New Cache and its subsidiaries) that have constituted or would be reasonably likely to constitute a Material Adverse Change.

6.7      Impairment

         The making of the Offer will not result in Material Adverse Change.

6.8      Officer Obligations

         The Officer Obligations do not exceed an aggregate of $1 million.

6.9      Brokerage Fees

         New Cache has not retained nor will it retain any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any transaction presently ongoing or contemplated, except that FirstEnergy Capital Corp. has been retained as New Cache's financial advisors in connection with certain matters including the transactions contemplated hereby. New Cache has delivered to Canaxas a true and complete copy of its agreement with FirstEnergy Capital Corp.

6.10     Conduct of Business

         Since August 31, 1998 neither New Cache nor any of its subsidiaries has taken any action that would be in violation of Section 7.1 if such provision had been in effect since such date, other than violations which would not have any material adverse effect on the business, operations or financial condition of New Cache and its subsidiaries considered as a whole or would materially affect New Cache's ability to consummate the transactions contemplated hereby.

6.11     Reports

         (a) New Cache has heretofore delivered to Canaxas true and complete copies of (i) New Cache's 1998 Annual Information Form, Information Circular relating to New Cache's 1998 annual meeting of shareholders and 1997 Annual Report to shareholders, Stock Option Plan and Rights Plan and (ii) all prospectuses or other offering documents used by New Cache in the offering of its securities or filed with Securities Authorities since December 31, 1995 and (iii) the consolidated internal interim unaudited financial statements of New Cache dated August 31, 1998. As of their respective dates, such form, statements, prospectuses and other offering documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with all applicable requirements of law. The audited financial statements and unaudited interim financial statements of New Cache and its consolidated subsidiaries publicly issued by New Cache, previously delivered to Canaxas, or included or incorporated by reference in such form, statements, prospectuses and other offering documents were prepared in accordance with generally accepted accounting principles in Canada (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of New
                  Cache's independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and changes in financial position of New Cache and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

         (b) New Cache will deliver to Canaxas as soon as they become available true and complete copies of any report or statement filed by it with Securities Authorities subsequent to the date hereof. As of their respective dates, such reports and statements (excluding any information therein provided by Canaxas, as to which New Cache makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The consolidated financial statements of New Cache issued by New Cache or to be included in such reports and statements (excluding any information therein provided by Canaxas, as to which New Cache makes no representation) will be prepared in accordance with generally accepted accounting principles in Canada (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of New Cache's independent accounts or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements) and will present fairly the consolidated financial position, results of operations and changes in financial position of New Cache as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

6.12     Subsidiaries

         All of New Cache's subsidiaries are wholly-owned by New Cache and all shares of New Cache's material subsidiaries owned by New Cache are beneficially owned, directly or indirectly, with valid and marketable title thereto, free and clear of any and all liens, charges, security interests, adverse claims, encumbrances and demands of any nature or kind whatsoever.

6.13     United States Relationship

         New Cache is not and does not beneficially own, directly or indirectly, voting securities of, have the right to profits of, or in the event of dissolution, to the assets of, or have the contractual power to designate one or more directors (or individuals exercising similar functions) of: (i) an issuer which beneficially owns, directly or indirectly, assets located in the United States (other than investment assets, voting or non-voting securities of another person and certain similar assets) having an aggregate book value of U.S. $15 million or more or (ii) an issuer with aggregate sales (as stated on its last regularly prepared annual statement of income and expense) in or into the United States of U.S. $25 million or more in its most recent fiscal year (where such terms have the meaning set forth in the Hart-Scott-Rodino Antitrust Improvements Act (United States)). The New Cache Shares are not listed on any United States national securities exchange or the NASDAQ system in the United States.

6.14     Rights Plan

         New Cache has adopted the Rights Plan and the Rights Plan remains in full force and effect, unamended. The Board of Directors of New Cache have waived, pursuant to the provisions of Section 5.1(a) of the Rights Plan, the application of Section 3.1 of the Rights Plan to the Offer and is satisfied that the Rights Plan does not and will not adversely affect the Offeror upon consummation of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction.

                                   ARTICLE 7
                              CONDUCT OF BUSINESS

7.1 Conduct of Business by New Cache

         New Cache covenants and agrees that, during the period from the date of this Agreement until either: (i) the time of the next annual meeting of shareholders of New Cache at which directors areto be elected; or (ii) this Agreement is terminated by its terms, unless Canaxas shall otherwise agree in writing, except as required by law or as otherwise expressly permitted or specifically contemplated by this Agreement:

         (a) the business of New Cache and its subsidiaries shall be conducted only in, and New Cache and its subsidiaries shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and New Cache shall use all commercially reasonable efforts to maintain and preserve its business organization, assets, employees and advantageous business relationships;

         (b) New Cache shall not directly or indirectly do or permit to occur any of the following: (i) amend the New Cache Governing Documents, the Stock Option Plan or the Rights Plan; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares owned by any person; (iii) issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of New Cache or its subsidiaries, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of New Cache or its subsidiaries, other than New Cache Shares issuable pursuant to the terms of the New Cache Options; (iv) redeem, purchase or otherwise acquire any of its outstanding shares or other securities; (v) split, combine or reclassify any of its shares; (vi) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of New Cache; or (vii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as permitted above;

         (c) neither New Cache nor any of its subsidiaries shall directly or indirectly do any of the following other than pursuant to commitments entered into prior to the date of this Agreement:
                  (i) sell, pledge, dispose of or encumber any assets except in the ordinary course of business for a consideration not in excess of $50,000 in aggregate; (ii) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets)anycorporation, partnership or other business organization or division thereof, or, except for investments in securities made in the ordinary course of business, make any investment either by purchase of shares or securities, contributions of capital (other than to subsidiaries), property transfer, or, except in the ordinary course of business, purchase of any property or assets of any other individual or entity, in each case having a value in excess of $50,000; (iii) incur any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances, except in the ordinary course of business; (iv) except for Officer Obligations in an amount less than $1 million in aggregate, pay, discharge or satisfy any material claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in its financial statements or incurred in the ordinary course of business consistent with past practice; (v) authorize, recommend or propose any release or relinquishment of any material contract right other than in the ordinary course of business consistent with past practice; (vi) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract, production sharing agreement, government land concession or other document, other than in the ordinary course of business consistent with past practice;
                  (vii) enter into any interest rate swaps, currency swaps or any other rate fixing agreement for a financial transaction or enter into any call arrangement of any sort or any forward sale agreement for commodities, other than in the ordinary course of business consistent with past practice; or (viii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing.

         (d) neither New Cache nor any of its subsidiaries shall create any new Officer Obligations and, except for payment of the existing Officer Obligations, neither New Cache nor any of its subsidiaries shall grant to any officer or director an increase in compensation in any form, grant any general salary increase other than in accordance with the requirements of any existing collective bargaining or union contracts, grant to any other employee any increase in compensation in any form other than routine increases in the ordinary course of business consistent with past practices, make any loan to any officer or director, or take any action with respect to the grant of any severance or termination pay (other than as contemplated pursuant to Section 9.2 of this Agreement) arising from the Offer or a change of control of New Cache or the entering into of any employment agreement with, any senior officer or director, or with respect to any increase of benefits payable under its current severance or termination pay policies; and

         (e) neither New Cache nor any of its subsidiaries shall adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangements for the benefit of employees, except as is necessary to comply with the law or with respect to existing provisions of any such plans, programs, arrangements or agreements.


                                    ARTICLE 8
                             COVENANTS OF NEW CACHE

8.1      Notice of Material Change

         From the date hereof until the termination of this Agreement, New Cache shall promptly notify Canaxas in writing of:

         (a) any material change (actual, anticipated, contemplated or, to the knowledge of New Cache, threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of New Cache and its subsidiaries considered as a whole;

         (b)      any  change in any  representation  or  warranty  set forth in
                  Article 6 which change is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect; or

         (c) any material fact which arises and which would have been required to be stated herein had the fact arisen on or prior to the date of this Agreement.

         New Cache shall in good faith discuss with Canaxas any change in circumstances (actual, anticipated, contemplated or, to the knowledge of New Cache, threatened, financial or otherwise) which is of such a nature that there may be a reasonable question as to whether notice need to be given to Canaxas pursuant to this section.

8.2      Non-Completion Fee

         (a) Provided that there is no breach or non-performance by Canaxas of a material provision of this Agreement in any material respect, New Cache shall pay to Canaxas the sum of two million five hundred thousand dollars ($2,500,000.00) if:

                  (i) the Offer shall have expired and not been consummated by reason of the Minimum Condition not having been satisfied but only if a Superior Takeover Proposal has been publicly announced prior to the Expiry Time and has been completed within 180 days of such announcement; or

                  (ii) this Agreement has been terminated by Canaxas pursuant to
Section 11.1(e).

                  In the circumstances set forth in clause (ii) above, New Cache shall also pay to Canaxas an amount equal to all documented and reasonable out of pocket expenses incurred by Canaxas in making the Offer, including the fees payable to its financial advisors and legal counsel and all fees, costs and expenses incurred in arranging the financing for the Offer. Such payments shall be made by New Cache to Canaxas within two
                  Business Days of the event giving rise to the payment in immediately available funds to an account designated by Canaxas.

         (b) Provided that there is no breach or non-performance by New Cache of a material provision of this Agreement in any material respect, Canaxas shall pay to New Cache the sum of two million five hundred thousand dollars ($2,500,000) if this Agreement has been terminated by New Cache pursuant to Section 11.1(e). In these circumstances Canaxas shall also pay to New Cache an amount equal to all documented and reasonable out-of-pocket expenses incurred by New Cache in respect of the Offer, including the fees payable to its financial advisors and legal counsel. Such payments should be made by Canaxas to New Cache within two Business Days of the event giving rise to the payment in immediately available funds to an account designated by New Cache.

8.3      No Solicitation

         (a) New Cache shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted before the date of this Agreement with respect to any Take-over Proposal and, without limitation, shall immediately send a letter in substantially the form of the letter attached hereto as Schedule F to all parties who have had such discussions or negotiations or who have entered into confidentiality agreements with New Cache pertaining to the sale of New Cache or a substantial portion of its assets. New Cache shall immediately advise Canaxas orally and in writing of any response or action (actual, anticipated, contemplated or threatened) by any recipient of such letter which could hinder, prevent or delay or otherwise adversely affect the completion of the Offer. New Cache agrees not to release any third party from any confidentiality or standstill obligation set forth in any agreement to which New Cache and such third party are parties except for the standstill obligation in connection with a Superior Take-over Proposal by such third party.

         (b) Neither New Cache nor any of its subsidiaries, or any of their respective directors, officers, employees, agents, financial advisors, counsel or other representatives shall, directly or indirectly, (i) solicit, initiate or knowingly encourage the initiation or continuation of any inquiries, discussions, negotiations, proposals or offers from any corporation, person or other entity or group (other than Canaxas and its subsidiaries and their respective directors, officers, employees, agents, financial advisors, counsel or other representatives) in respect of any matter or thing which is inconsistent with the successful completion of the Offer and the merger of Canaxas and New Cache, including any Take-over Proposal or
                  (ii) provide any confidential information to, participate in any discussions or negotiations relating to any Take-over Proposal with, or otherwise cooperate with or assist or participate in any effort to consider, review or initiate a Take-over Proposal by, any corporation, person or other entity or group; provided, however, that New Cache shall not be bound by the foregoing restrictions in this Section 8.3(b)(ii) in respect of any proposal or offer in writing received by New Cache from another party, which offer was not solicited by New Cache or any of its subsidiaries or, of any of their respective directors, officers, employees, agents, financial advisors, counsel or other representatives after the date hereof, which the Board of Directors of New Cache believes is reasonably likely to become a Superior Take-over Proposal and at any such time that New Cache or its Board of Directors starts to provide any confidential information in accordance with this proviso, New Cache shall so notify Canaxas of any such provision of confidential information and provided further that the provision of any such confidential information shall be on terms and conditions no more favorable to such other party than those contained in the confidentiality agreement dated October 9, 1998 between Canaxas and New Cache.

8.4      New Cache Board of Directors

         New Cache shall take such reasonable steps as may be necessary to ensure that the Board of Directors of New Cache immediately following the acquisition by Canaxas of more than 50% of the outstanding New Cache Shares pursuant to the Offer shall be reconstituted through resignations of all existing New Cache directors and the appointment of Canaxas nominees in their stead. New Cache shall, in accordance with the foregoing and subject to the provisions of the Act, assist Canaxas to secure the resignations of all New Cache directors to be effective at such time as may be required by Canaxas and to use its best efforts to cause the election of the Canaxas nominees to fill the vacancies so created in order to effect the foregoing without the necessity of a shareholder meeting.


                                    ARTICLE 9
                              COVENANTS OF CANAXAS

9.1      Availability of Funds

         Canaxas covenants and agrees that at all times when the Offer is outstanding, Canaxas shall not take any action, or fail to take any action, which would or could result in the representation and warranty set out in
Section 5.4 being untrue in any material respect at any time while the Offer is outstanding.

9.2      Employment Agreements

         Canaxas covenants and agrees, and after the Effective Time will cause New Cache and any successor to New Cache to agree, to honour and comply with the terms of those existing executive termination and severance agreements, plans or policies of New Cache and its subsidiaries, all of which have been disclosed to Canaxas in writing prior to the date hereof. In addition, prior to the Expiry Time, the President or any other authorized officer of Canaxas shall meet with the President or any other authorized person of New Cache to discuss the severance of New Cache employees who are not party to a termination or severance agreement with New Cache. Canaxas agrees that all employees of New Cache whose employment is terminated will be treated fairly.


                                   ARTICLE 10
                                MUTUAL COVENANTS

10.1     Other Filings

         Canaxas and New Cache shall, as promptly as practicable hereafter, prepare and file any filings required under the Public Utilities Board Act (Alberta), the Gas Utilities Act (Alberta), the requirements of the National Energy Board (Canada), any Securities Law, the rules of The Toronto Stock Exchange, the United States Securities Exchange Act of 1934, as amended, state securities or "blue-sky" laws of the states of the United States, as amended, or any other applicable law relating to the transactions contemplated herein.

10.2     Additional Agreements

         Subject to the terms and conditions herein provided and to fiduciary obligations under applicable law, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts or agreements (including, without limitation, the agreement of any persons as may be required pursuant to any agreement, arrangement or understanding relating to New Cache's operations),
(ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, provincial or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and other filings and submissions of information requested by governmental authorities and (vi) to fulfill all conditions and satisfy all provisions of this Agreement and the Offer. For purposes of the foregoing, the obligation to use "commercially reasonable efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a materially adverse modification of the terms of such documents or to prepay or incur additional material obligations to such other parties.

10.3     Access to Information

         Subject to the existing Confidentiality Agreement between New Cache and Canaxas dated October 9, 1998, upon reasonable notice, New Cache shall (and shall cause each of its subsidiaries to) afford Canaxas's officers, employees, counsel, accountants and other authorized representatives and advisers reasonable access, during normal business hours and at such other time or times as Canaxas may reasonably request from the date hereof and until the expiration of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, New Cache shall (and shall cause each of its subsidiaries to) furnish promptly to Canaxas all information concerning its business, properties and personnel as Canaxas may reasonably request.


                                   ARTICLE 11
                        TERMINATION, AMENDMENT AND WAIVER

11.1     Termination

         This Agreement may be terminated by written notice given to the other parties hereto, at any time prior to completion of the transactions contemplated hereby:

         (a)      by mutual written consent of New Cache and Canaxas;

         (b) by either Canaxas or New Cache if Canaxas shall not have taken up and paid for New Cache Securities under the Offer on or before the times required by this Agreement, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform the obligations under this Agreement required to be performed by it;

         (c) by either Canaxas or New Cache if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used all commercially reasonable efforts to remove such order, decree, ruling or injunction;

         (d) by either Canaxas or New Cache, if the Offer terminates or expires at the Expiry Time, without Canaxas taking up and paying for any New Cache Securities on account of the failure of any condition specified in Schedule A which has not been waived by Canaxas, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform the obligations under this Agreement required to be performed by it;

         (e) by either Canaxas or New Cache, if there has been a misrepresentation, breach or non-performance by the other party of any representation, warranty or covenant contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the party seeking to terminate, provided the breaching party has been given notice of and three days to cure any such misrepresentation, breach or non-performance;

         (f) by New Cache or Canaxas if New Cache enters into an agreement providing for a Superior Take-over Proposal or withdraws, modifies or changes any recommendation regarding the Offer as a result of a Superior Take-over Proposal;

         (g) by New Cache if the Take-up Date has not occurred within 35 days of the Initial Expiry Time; or

         (h) by Canaxas if there has been a misrepresentation, breach or non-performance by a shareholder of any representation, warranty or covenant contained in the pre-tender agreements referred to in Section 2.2(b), which would have or would be reasonably likely to have a material adverse effect on Canaxas, provided that such shareholders shall have been given notice of and three days to cure any such misrepresentation, breach or non-performance.

11.2     Effect of Termination

         In the  event of the  termination  of this  Agreement  as  provided  in
Section 11.1, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of Canaxas or New Cache hereunder except as set forth in Sections 8.2 and 12.4 and this Section 11.2, which provisions shall survive the termination of this Agreement. Nothing herein shall relieve either party from liability for any breach of this Agreement provided that if New Cache became obligated to and has paid the fees provided for in
Section 8.2, New Cache shall have no further liability under this Agreement.

11.3     Amendment

         This Agreement may be amended by mutual agreement between the parties hereto. This Agreement may not be amended except by an instrument in writing signed by the appropriate officers on behalf of each of the parties hereto.

11.4     Waiver

         Each of Canaxas and New Cache may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive compliance with any of the other's agreements or the fulfillment of any conditions to its own obligations contained herein or (iii) waive inaccuracies in any of the other's representations or warranties contained herein or in any document delivered by the other party hereto; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 12
                               GENERAL PROVISIONS

12.1     Notices

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by cable, telegram, telecopier or telex or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         (a)      if to Canaxas:

                  1200, 300 - 5th Avenue S.W.
                  Calgary, Alberta
                  T2P 3C4

                  Attention:        Mr. Donald A. Engle
                                    Secretary

                  Telecopy No.:     (403) 262-1969

         with a copy to:

                  Bennett Jones
                  4500 Bankers Hall East
                  855 - 2nd Street SW
                  Calgary, Alberta
                  T2P 4K7

                  Attention:  Mr. James G. Smeltzer

                  Telecopy No.:     (403) 265-7219

         (b)      if to New Cache:

                  400, 140 - 4th Avenue S.W.
                  Calgary, Alberta
                  T2P 3N3

                  Attention:        Mr. Raymond G. Smith,
                                    President and Chief Executive Officer

                  Telecopy No.:     (403) 263-3453
         with a copy to:

                  Howard Mackie
                  1000, 400 - 3rd Avenue S.W.
                  Calgary, Alberta
                  T2P 4H2

                  Attention:        Mr. Brian E. Roberts

                  Telecopy No.:     (403) 266-1395

12.2     Miscellaneous

         This Agreement (i) except for the Confidentiality Agreement dated October 9, 1998 between the parties hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto shall be entitled to rely upon delivery of an executed facsimile copy of the Agreement, and such facsimile copy shall be legally effective to create a valid and binding agreement among the parties hereto. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Province of Alberta having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

12.3     Assignment

         Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

12.4     Expenses

         Except as provided in Section 8.2, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, whether or not the Offer is consummated.

12.5     Severability

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.6     Counterpart Execution

         This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute one agreement.

         IN WITNESS WHEREOF, Canaxas and New Cache have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                       CANADIAN ABRAXAS PETROLEUM
                       LIMITED

                       Per:                      ------------------------------

                                Name:
                                Title:

                       Per:                      ------------------------------

                                Name:
                                Title:


                       NEW CACHE PETROLEUMS LTD.


                       Per:                      ------------------------------

                                Name:
                                Title:

                       Per:                      ------------------------------

                                Name:
                                Title:

                                   SCHEDULE A

                             CONDITIONS TO THE OFFER

         The capitalized terms used in this Schedule A have the meanings set forth in the attached Pre- Acquisition Agreement dated November 14, 1998 (the "Agreement") between Canaxas and New Cache, except that the term "Offeror" shall be deemed to refer to Canaxas.

         Notwithstanding any other provision of the Offer, but subject to the provisions of the Agreement, the Offeror reserves the right to withdraw or terminate the Offer and not take up and pay for, or to extend the period of time during which the Offer is open and postpone taking up and paying for, any New Cache Securities deposited under the Offer unless all of the following conditions are satisfied or waived by the Offeror:

(a) at the Expiry Time, and at the time the Offeror first takes up and pays for New Cache Securities under the Offer, there shall have been validly deposited under the Offer and not withdrawn at least 662/3% of the outstanding New Cache Securities (calculated on a diluted basis), other than New Cache Securities held at the date of the Offer by or on behalf of the Offeror, or its affiliates or associates (as each of such terms is defined in the Act);

(b) all requisite regulatory approvals and consents (including, without limitation, those of any stock exchanges or other securities or regulatory authorities) shall have been obtained on terms and conditions satisfactory to the Offeror in its sole discretion and all applicable statutory or regulatory waiting periods shall have expired or been terminated;

(c) (i) no act, action, suit, proceeding, objection or opposition shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or by any private person in Canada or elsewhere, whether or not having the force of law, and (ii) no law, regulation or policy (including applicable tax laws and regulations in those jurisdictions in which New Cache or any of its subsidiaries carries on business) shall have been proposed, enacted, promulgated, amended or applied, which in either case, in the sole judgment of the Offeror:

         (A) has the effect or may have the effect to cease trade, enjoin, prohibit or impose material limitations, damages or conditions on the purchase by, or the sale to, the Offeror of the New
                  Cache Securities or the right of the Offeror to own or exercise full rights of ownership of the New Cache Securities;

         (B) has had, or if the Offer was consummated would have a material adverse effect on the Offeror;

         (C) has a material adverse effect on the completion of any compulsory acquisition or any amalgamation, statutory arrangement or other transaction involving the Offeror and/or an affiliate of the Offeror and New Cache and/or the holders of New Cache Securities for the purposes of New Cache becoming, directly or indirectly, a wholly-owned subsidiary of the Offeror or affecting an amalgamation or merger of New

                  Cache's business and assets with or into the Offeror and/or an
                  affiliate   of  the   Offeror   (a   "Subsequent   Acquisition
                  Transaction");

(d) there shall not exist any prohibition at law against the Offeror making the Offer or taking up and paying for all of the New Cache Securities under the Offer or completing any compulsory acquisition or Subsequent Acquisition Transaction in respect of any New Cache Securities not acquired under the Offer;

(e) the Offeror shall have determined in its reasonable judgment that New Cache has not taken or proposed to take any action, or publicly disclosed that it intends to take any action, and the Offeror shall not have otherwise learned of any previous action taken by New Cache which had not been publicly disclosed prior to the announcement of the Offer, that would be materially adverse to the business of New Cache or the value of the New Cache Securities to the Offeror including, without limiting the generality of the foregoing, any action with respect to any agreement, proposal, offer or understanding relating to any material sale, disposition or other dealing with any of the assets of New Cache or any of its subsidiaries other than any such sale, disposition or other dealing between New Cache and any wholly- owned subsidiary of New Cache, any issue of shares, options or other securities of New Cache to any person other than a wholly-owned subsidiary of New Cache, or any material acquisition from a third party of assets or securities by New Cache or any of its subsidiaries, or any material capital expenditure by New Cache or any of its subsidiaries not in the ordinary course of business;

(f) there shall not have occurred (and there shall not have been publicly disclosed, and the Offeror shall not have otherwise learned of, if previously not publicly disclosed) any change (or any condition, event or development involving a prospective change) not publicly disclosed or disclosed in writing to the Offeror prior to the announcement of this Offer in the business, operations, assets, capitalization, financial condition, licenses, permits, rights, liabilities, prospects or privileges, whether contractual or otherwise, of New Cache or any of its subsidiaries considered as a whole which, in the sole judgement of the Offeror, is materially adverse to the business of New Cache or to the value of the New Cache Securities to the Offeror, and no change (or any condition, event or development involving a prospective change) shall have occurred or have been threatened in the general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere which, in the sole judgment of the Offeror, is materially adverse to the business of New Cache or to the value of the New Cache Securities to the Offeror;

(g) in the sole judgment of the Offeror, acting reasonably, (i) New Cache shall not have breached, or failed to comply with, in any material respect, any of its covenants or other obligations under the Agreement, and (ii) all representations and warranties of New Cache contained in the Agreement shall have been true and correct in all material respects as of the date of the Agreement and shall not have ceased to be true and correct in any material respect thereafter; provided that any misrepresentation, breach and non-performance would have, or would be reasonably likely to have, a material adverse effect on the Offeror and provided further that New Cache has been given notice of and 3 days to cure any such misrepresentation, breach or non-performance;

(h)      with respect to the Rights Plan:

         (i)      the Board of  Directors  shall have  waived,  pursuant  to the
                  provisions  of  Section   5.1(a)  of  the  Rights  Plan,   the
                  application of Section 3.1 of the Rights Plan to the Offer;

         (ii) the Offeror shall have determined in its sole judgment on or prior to the Expiry Time that the Offeror is satisfied that the Rights Plan does not and will not adversely affect the Offeror upon consummation of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction; and

(i)      at the Expiry Time, there shall be no outstanding New Cache Options.

                                   SCHEDULE B

                   FORM OF OFFER TO PURCHASE AND TAKE-OVER BID

                                   SCHEDULE C

                          FORM OF PRE-TENDER AGREEMENT


                                                             November 14, 1998


Dear Sir:

         Re: Offer by Canadian Abraxas Petroleum Limited ("Canaxas") to Purchase all of the Shares of New Cache Petroleum Ltd. ("New Cache")

         Reference is made to the Pre-Acquisition Agreement dated November 14, 1998 (the "Pre- Acquisition Agreement") between Canaxas and New Cache pursuant to which Canaxas has agreed to make an offer to purchase all of the issued and outstanding New Cache Securities. All capitalized terms referred to herein shall have the meanings attributed thereto in the Pre-Acquisition Agreement.

         We understand that you (the "Shareholder") beneficially owns, directly or indirectly, or exercise control or direction over, the number of New Cache Securities set forth in your acceptance at the end of this letter agreement. Any references in this letter agreement to New Cache Securities owned by the Shareholder shall mean such number of New Cache Securities.

1.       Covenants of Shareholder

         By the acceptance of this letter agreement, the Shareholder hereby agrees, subject to the terms of paragraph 5 hereof, from the date hereof until the completion of the Offer:

         (a) not to sell, assign, convey or otherwise dispose of any of the New Cache Securities owned by such Shareholder and not to permit any affiliate or subsidiary of such Shareholder to sell, assign, convey or otherwise dispose of any of the New Cache Securities owned by it;

         (b) to accept and to cause any affiliate or subsidiary of such Shareholder to accept the Offer made by Canaxas by depositing the New Cache Securities presently owned or hereafter acquired by such Shareholder or affiliate or subsidiary immediately following the mailing of the Offer and in accordance with the terms and conditions of the Offer;

         (c) not to exercise any statutory or other rights of withdrawal with respect to any New Cache Securities owned by such Shareholder or any affiliate or subsidiary of such Shareholder once deposited pursuant to the Offer unless, pursuant to paragraph 5 hereof, this letter agreement is terminated prior to Canaxas taking up the New Cache Securities under the Offer; and

         (d) not to exercise any shareholder rights or remedies available at common law or pursuant to the Business Corporations Act (Alberta) or applicable securities legislation to delay, hinder, upset or challenge the Offer.

         The Shareholder, if a director of New Cache, also agrees to tender to New Cache, at the time he deposits his New Cache Securities pursuant to the Offer, his resignation as a director of New Cache to be effective when Canaxas first takes up and pays for the New Cache Securities pursuant to the Offer.

2.       Covenants of Canaxas

         (a) Canaxas shall make the Offer in accordance with the terms and conditions of the Pre- Acquisition Agreement and shall comply with the provisions of Article 2 thereof in respect of the Offer.

         (b) Canaxas shall, subject to the satisfaction or waiver of the conditions set forth in the Offer, take up and pay for all of the New Cache Securities owned by the Shareholder or any affiliate or subsidiary of the Shareholder deposited pursuant to the Offer, all in accordance with the terms and conditions of the Offer and the provisions of the Pre-Acquisition Agreement.

3.       Representations

         The Shareholder hereby represents and warrants to Canaxas as follows:

         (a) the New Cache Securities are beneficially owned by such Shareholder with valid and marketable title thereto, free and clear of any and all liens, charges, security interests, adverse claims, encumbrances and demands of any nature or kind whatsoever;

         (b) no person, firm or corporation has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the New Cache Securities or any interest therein or right thereto, except pursuant to this letter agreement;

         (c) the Shareholder has all necessary power and authority to execute and deliver this letter agreement and to perform its obligations hereunder; and

         (d) this letter agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms.

4.       Expenses

         Canaxas and the Shareholder agree to pay their own respective expenses incurred in connection with this letter agreement. Each of the parties hereto agrees to indemnify the other against any claim for a finder's fee or other compensation validly made by any broker which has an agreement with such indemnifying party for the payment of such fee or compensation. This Section 4 shall survive the termination of this letter agreement pursuant to Section 5.

5.       Termination

         It is understood and agreed that the respective rights and obligations hereunder of Canaxas and the Shareholder shall cease and this letter agreement shall terminate:

         (a) in the event that the Pre-Acquisition Agreement is terminated pursuant to Article 11 thereof other than pursuant to Section 11.1(f) or 11.1(h) thereof; or

         (b) if, prior to the Take-up Date a Superior Take-over Proposal is announced and the Offer has not been amended to provide for a consideration to be paid for the New Cache Securities which is greater than the consideration offered under such Superior Take-over Proposal before the earlier of:

                  (i) two Business Days following the announcement of the Superior Take-over Proposal; and

                  (ii) 24 hours prior to the first to occur of the expiry of the Offer and expiry of withdrawal rights under the Offer.

         In the event of such termination of this letter agreement the Shareholder may withdraw all of the New Cache Securities deposited in accordance with the terms and conditions of the Offer, this letter agreement shall forthwith be of no further force and effect and there shall be no liability on the part of either the Shareholder or Canaxas, except to the extent that either such party is in default of its obligations herein contained.

6.       No Solicitation

         (a) The Shareholder shall immediately cease all existing discussions and negotiations, if any, with any parties conducted before the date of this letter agreement with respect to any Take-over Proposal.

         (b) The Shareholder shall not directly or indirectly, (a) solicit, initiate or knowingly encourage the initiation or continuation of any inquiries, discussions, negotiations, proposals or offers from any corporation, person or other entity or group (other than Canaxas and its subsidiaries and their respective directors, officers, employees, agents, financial advisors, counsel or other representatives) in respect of any matter or thing which is inconsistent with the successful completion of the Offer and the merger of Canaxas and New Cache, including any Take-over Proposal or (b) provide any confidential information to, participate in any discussions or negotiations relating to any Take-over Proposal with, or otherwise cooperate with or assist or participate in any effort to consider, review or initiate a Take-over Proposal by, any corporation, person or other entity or group.

7.       Amendment

         Except as expressly set forth herein, this letter agreement constitutes the whole of the agreement between the parties and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

8.       Assignment

         No party to this letter agreement may assign any of its rights or obligations under this letter agreement without the prior written consent of the other party.

9.       Disclosure

         Prior to first public disclosure of the existence and terms and conditions of this letter, none of the parties hereto shall disclose the existence of this letter agreement, or any details hereof, to any person other than New Cache, its directors and officers, without the prior written consent of the other parties hereto, except to the extent required by law. The existence and terms and conditions of this letter agreement may be disclosed by Canaxas and New Cache in the press release issued in connection with the execution of the Pre-Acquisition Agreement and the Offer Documents and the Directors Circular prepared by New Cache.

10.      Enurement

         This letter  agreement will be binding upon and enure to the benefit of
Canaxas,  the  Shareholder  and  their  respective  executors,   administrators,
successors and permitted assigns.

11.      Applicable Law

         This letter agreement shall be governed and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

12.      Counterparts

         This letter agreement may be signed in counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of such counterparts may be effected by means of telecopier.

13.      Time of the Essence

         Time shall be of the essence of this agreement.


                             Yours truly,

                             CANADIAN ABRAXAS PETROLEUM
                             LIMITED

                             Per: --------------------------------------------


                             Per: --------------------------------------------




                                   Acceptance

         The foregoing is hereby accepted as of and with effect from the day of November, 1998 and the undersigned hereby represents that the undersigned beneficially owns, directly or indirectly, or exercises control or direction over New Cache Shares and associated Rights.



                    -----------------------------------------------------

                    (Signature of Shareholder or Authorized
                    Signing Officer)

                                   SCHEDULE D

               FORM OF NEW CACHE LETTER TO DATA ROOM PARTICIPANTS

                                                             November o, 1998
o

Dear Sirs:
                         Re: Termination of Discussions

         We are writing to you to formally terminate any discussions, negotiations or arrangements we now or at any time may have had with you concerning any possible merger, acquisition, business combination, tender offer, material asset disposition or other possible material transaction with or relating to New Cache Petroleums Ltd. ("New Cache").

         New Cache has by unanimous resolution of its Board of Directors agreed to a business combination with Canadian Abraxas Petroleum Limited ("Canaxas"). New Cache has executed a definitive business combination agreement with Canaxas and has agreed to cease providing confidential information to or participating in any discussions or negotiations with you or to assist or participate in any effort to consider, review or initiate any other merger or similar proposal.

         You are hereby formally requested pursuant to Section o of the Confidentiality Agreement dated o, 1998 to promptly:

         (a) return to New Cache all documents furnished to you or your representatives, without retaining copies thereof; and

         (b) destroy all copies of documents in your possession or in the possession of your representatives prepared by or on behalf of you or your Representatives in connection with or relating to New Cache.

         Defined terms used in this letter have the meanings set forth in the Confidentiality Agreement. The provisions of the Confidentiality Agreement shall continue to bind you in accordance with their terms.

                          NEW CACHE PETROLEUMS LTD.


                          Per:--------------------------------------------

                                   Name:
                                   Title:


                          Per:--------------------------------------------

                                   Name:
                                   Title:

                                   SCHEDULE E

                        CONDITIONS IN FAVOUR OF NEW CACHE

         The capitalized terms used in this Schedule G have the meanings set forth in the attached Pre-Acquisition Agreement dated November 14, 1998 (the "Agreement") between Canaxas and New Cache, except that the term "Offeror" shall be deemed to refer to Canaxas.

         Notwithstanding any other provision of the Agreement, the Board of Directors of New Cache reserves the right to withdraw, modify or amend its recommendation with respect to the Offer unless all of the following conditions are satisfied or waived by New Cache prior to the Expiry Time:

         (a) all requisite regulatory approvals and consents (including, without limitation, those of any stock exchanges or other securities or regulatory authorities) shall have been obtained and all applicable statutory or regulatory waiting periods shall have expired or been terminated and no objection or opposition shall have been filed, initiated or made during any applicable statutory or regulatory period; and

         (b) (i) no order shall have been issued by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commissions, and

                  (ii)     no law shall have been enacted;

                  which has the effect or may have the effect of cease trading, enjoining or prohibiting the purchase by, or the sale to, the Offeror of the New Cache Securities.

                                                                   Exhibit 99.1



                                  NEWS RELEASE

FOR IMMEDIATE RELEASE      www.abraxaspetroleum.com

FOR MORE INFORMATION CONTACT:
JACK M. RONEY
VICE PRESIDENT/CORPORATE DEVELOPMENT

                     ABRAXAS PETROLEUM CORPORATION ANNOUNCES
                    ACQUISITION OF NEW CACHE PETROLEUMS LTD.

SAN ANTONIO,  TX - (January 6, 1999) - Abraxas  Petroleum  Corporation  (NASDAQ:
AXAS) through its wholly-owned subsidiary, Canadian Abraxas Petroleum Limited, ("Canaxas") announced today that approximately 14,026,467 common shares and associated rights, being approximately 98.8 per cent of the issued and outstanding common shares and associated rights of New Cache Petroleums Ltd. (Toronto: NWA) ("New Cache"), on a fully diluted basis (excluding the 1,222,353 options to acquire common shares of New Cache held by optionholders who have agreed to cancel their options pursuant to agreements between such optionholders and New Cache), were deposited prior to the expiration of its outstanding offer to purchase all such common shares and associated rights as set forth in the Offer to Purchase and Circular dated November 24, 1998 (the "Offer"), as extended by Notice of Variation and Extension dated December 18, 1998. All of the conditions of the Offer have been satisfied.

Canaxas will take up and pay for all of the common shares and associated rights of New Cache deposited in acceptance of the Offer.

Canaxas will not be extending the Offer in respect of the remaining common shares and associated rights of New Cache not deposited in acceptance of the Offer. As Canaxas has acquired in excess of 90% of the issued and outstanding common shares and associated rights of New Cache pursuant to the Offer, Canaxas intends to implement the compulsory acquisition provisions of the Business Corporations Act (Alberta) to acquire the remaining 1.2% of the issued and outstanding common shares and associated rights of New Cache not deposited in acceptance of the Offer, whereupon, New Cache will become a wholly-owned subsidiary of Canaxas.

The previously announced transaction calls for the payment of approximately $60MM ($92MM CDN) in cash or $6.50/share CDN and the assumption of approximately $24MM ($37MM CDN) of debt.

Abraxas intends to integrate the New Cache operations into the existing operations of Canaxas and Grey Wolf Exploration, Inc., (Toronto, Alberta: GWX, approximately 48% owned by Abraxas) with Grey Wolf eventually acquiring as much as 50% of the New Cache assets.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploration and production company that also processes natural gas. It operates primarily along the Texas Gulf Coast, in the Permian Basin of western Texas, western Canada and southwestern Wyoming.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.